Exhibit 32
CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)
The undersigned, as the principal executive officer and principal financial officer of Carter Bankshares, Inc., respectively, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the period ended June 30, 2025, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Carter Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

Dated: August 4, 2025	/s/ Litz H. Van Dyke
Litz H. Van Dyke Chief Executive Officer (Principal Executive Officer)

Dated: August 4, 2025	/s/ Wendy S. Bell
Wendy S. Bell Chief Financial Officer (Principal Financial Officer)